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                                                                    EXHIBIT 10.4


                           U.S. ROBOTICS ACCESS CORP.

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of the 26th day of February, 1997, by and among U.S. Robotics Corporation, a Delaware corporation (the "Parent Corporation"), U.S. Robotics Access Corp., a Delaware corporation (the "Company"), 3COM Corporation, a California corporation ("3COM"), and Casey Cowell ("Mr. Cowell").


                                    RECITALS

     WHEREAS, the Company and Mr. Cowell are parties to that certain Employment Agreement, dated as of January 1, 1997 (as amended, the "Employment Agreement");

     WHEREAS, the Company is a wholly owned subsidiary of the Parent
Corporation;

     WHEREAS, the Parent Corporation and 3COM are parties to that certain Agreement and Plan of Merger, dated as of February 26, 1997 (the "Merger Agreement"), pursuant to which TR Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of 3COM, shall merge with and into the Parent Corporation (the "Merger"), with the Parent Corporation as the surviving corporation, and, pursuant to the Merger, all issued and outstanding common stock of the Parent Corporation shall be converted into shares of common stock of 3COM;

     WHEREAS, as a result of the Merger, the Parent Corporation shall become a wholly owned subsidiary of 3COM, and the Company shall become an indirect wholly owned subsidiary of 3COM;

     WHEREAS, the Parent Corporation, the Company and 3COM desire that 3COM shall assume all of the rights and obligations of the Company and the Parent Corporation pursuant to the Employment Agreement following the effective time of the Merger;

     WHEREAS, the Parent Corporation, the Company and 3COM desire to obtain the benefit of Mr. Cowell's knowledge, skill and experience for 3COM and its affiliates following the Merger, and Mr. Cowell is willing to render services to 3COM and its affiliates following the Merger on the terms set forth in the Employment Agreement as modified by this Amendment; and




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     WHEREAS, the Parent Corporation, the Company, 3COM and Mr. Cowell desire to amend the Employment Agreement as provided herein;

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parent Corporation, the Company, 3COM and Mr. Cowell hereby agree as follows:

     1. Section 1(c) of the Employment Agreement is hereby amended as of the effective time of the Merger to read in its entirety as set forth below:

     "(c) TITLE AND DUTIES. Mr. Cowell's title shall be Vice Chairman of 3COM, and he shall possess such powers and duties normally incident to such position, as provided in the By-laws of 3COM and in accordance with applicable law. Mr. Cowell shall report to the Chief Executive Officer of 3COM. Mr. Cowell's title and duties may be changed at the discretion of the Board of Directors of 3COM. During the Employment Term, Mr. Cowell shall faithfully discharge his duties and responsibilities in a diligent manner, devoting substantially all of his working time to the affairs of 3COM and its affiliates, provided that Mr. Cowell shall not be required to change his principal place of residence from the Chicago, Illinois area without his consent."

     2. Section 2(a) of the Employment Agreement is hereby amended as of the effective time of the Merger to read in its entirety as set forth below:

     "(a) SALARY. For services rendered by Mr. Cowell to 3COM and its affiliates and upon the condition that Mr. Cowell fully and faithfully perform all of his duties and obligations owed during the Employment Term under this Agreement, 3COM shall pay Mr. Cowell a base salary during the Employment Term at an annual rate not less than $650,000, payable in accordance with the regular payroll practices and procedures of 3COM (but in no event shall such salary be payable less frequently than on a monthly installment basis). This base salary set forth herein shall be reviewed annually by the Compensation Committee of the Board of Directors of 3COM, or any successor to such committee (the "Compensation Committee"), at the end of each fiscal year (a "Fiscal Year") of 3COM beginning with the end of the Fiscal Year in which the Merger occurs, or at such other times as deemed appropriate by the Compensation Committee, and may, at the sole discretion of the Compensation Committee, be increased by an amount which it deems appropriate."

     3. Section 2(b) of the Employment Agreement is hereby amended as of the effective time of the Merger to read in its entirety as set forth below:

     "(b) BONUSES. Following the effective time of the Merger, 3COM shall pay Mr. Cowell quarterly bonuses in the amounts and on the terms set forth on the 3COM proposed Bonus Program attached hereto as Exhibit A (the "Bonus Program") for

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3COM's full Fiscal Year ending in 1998.  The quarterly pre-tax income thresholds and quarterly pre-tax income targets with respect to the Bonus Program shall be determined by the Compensation Committee, in its sole discretion. Following 3COM's 1998 Fiscal Year, Mr. Cowell's bonuses shall be determined by the Compensation Committee."

     4. Section 2(c) of the Employment Agreement is hereby amended as of the effective time of the Merger to read in its entirety as set forth below:

     "(c) STOCK OPTIONS. Mr. Cowell shall be entitled to receive such options to purchase the common stock of 3COM ("3COM Common Stock") as shall be granted by the Compensation Committee pursuant to the applicable stock option plans of 3COM and its affiliates, provided that upon the first regular grant of stock options by the Compensation Committee to senior executive officers of 3COM following the effective time of the Merger, Mr. Cowell shall be entitled to receive an option (a "3COM Option") to purchase at least that number of shares of 3COM Common Stock which is equal to 90% of the number of shares of 3COM Common Stock with respect to which is a 3COM Option is granted by the Compensation Committee to any person holding the position of Chief Executive Officer of 3COM."

     5. Section 2(d) of the Employment Agreement is hereby amended as of the effective time of the Merger to read in its entirety as set forth below:

     "(d) FRINGE BENEFITS. During the Employment Term, Mr. Cowell shall be eligible to receive reasonable amounts (at least six weeks per year) of paid, noncumulative vacation or personal time, as the case may be, per year, to be taken at a time or times reasonably agreeable to both Mr. Cowell and 3COM, and shall be eligible to participate in and receive coverage and benefits under all group insurance, split dollar life insurance, pension, profit sharing, bonus, stock option, stock ownership and other employee benefit plans, programs and arrangements of 3COM and its affiliates which are now or hereafter adopted by 3COM and its affiliates for the benefit of its senior executive employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. 3COM shall also provide Mr. Cowell with certain perquisites, payable at the Company's expense, which are offered to other senior executive employees and which are reasonable, necessary and in the best interests of 3COM and its affiliates."

     6. The following Section 2A is hereby added to and made a part of the Employment Agreement, effective as of the effective time of the Merger:

     "2A. REPRESENTATIONS, WARRANTIES, ACKNOWLEDGMENTS AND AGREEMENTS OF THE PARENT CORPORATION, THE COMPANY AND 3COM. In order to induce Mr. Cowell to execute and deliver this Amendment, the parties hereby represent, warrant, acknowledge and agree as follows:


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     (a) EXERCISABILITY OF OPTIONS. The Parent Corporation and the Company
hereby represent and warrant, and 3COM hereby acknowledges and agrees, that the Board of Directors of the Parent Corporation has made a determination that the consummation of the Merger shall constitute a "Change in Control" within the meaning of the third paragraph of Section 11 of each of the 1991 Stock Option Plan of U.S. Robotics, Inc., as amended, the Key Employee Stock Option Plan of U.S. Robotics Corporation, as amended, and the Executive Officers and Directors Stock Option Plan of U.S. Robotics Corporation, as amended (collectively, the "Plans"), such that all unexpired and unexercised options to purchase common stock of the Parent Corporation granted to Mr. Cowell under the Plans (which options shall be converted by virtue of the Merger into options to purchase 3COM Common Stock) shall be immediately exercisable in full upon the consummation of the Merger, except to the extent, if any, that Mr. Cowell waives or rejects such immediate exercisability in a written notice given to the Parent Corporation prior to the effective time of the Merger.

     (b) CHANGE IN CONTROL.

           (i) The Parent Corporation and the Company hereby represent and warrant, and 3COM hereby acknowledges and agrees, that the Board of Directors of the Parent Corporation has made a determination that the consummation of the Merger shall constitute a "Change in Control" of the Parent Corporation within the meaning of Section 5(d)(ii) of the Employment Agreement. In addition, without limiting the generality of the foregoing, with respect to the Change in Control resulting from the consummation of the Merger, the parties hereby agree that the period during which any termination of the Employment Term shall constitute "Good Reason" within the meaning of Section 5(d)(i) of the Employment Agreement shall be two years (rather than one year) following the effective time of the Merger. The parties acknowledge and agree that
      Section 5(d)(i) and Section 5(d)(ii) shall also apply by their terms to any further Change in Control occurring after the Merger, in which event all references to the Parent Corporation shall be deemed to be references to 3COM as provided in Section 9 of this Amendment, and, accordingly, that any termination of the Employment Term occurring within one year following any such further Change in Control of 3COM shall constitute "Good Reason" within the meaning of Section 5(d)(i) of the Employment Agreement.

           (ii) The Parent Corporation and the Company hereby represent and warrant, and 3COM hereby acknowledges and agrees, that the Board of Directors of the Parent Corporation has made a determination that the execution of the Merger Agreement shall constitute a "Potential Change in Control" within the meaning of Section 2.18 of the U.S. Robotics Split Dollar Life Insurance Plan (the "Life Insurance Plan") and that the consummation of the Merger shall constitute a "Change of Control" of the Parent Corporation within the meaning of Section 2.4 of the Life Insurance Plan and, accordingly, that the Parent Corporation shall

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      establish and fund the Trust contemplated by Section 8.7 of the Life
      Insurance Plan.

     (c) GOOD REASON. The parties hereby acknowledge and agree that the reference to "this Subsection (d)(i)" in the last sentence of Subsection 5(d)(i) of the Employment Agreement is intended and shall be deemed to refer exclusively to Subsection 5(d)(i)(c) of the Employment Agreement.

     (d) COMPENSATION COMMITTEE. Following the effective time of the Merger, the Compensation Committee shall review and consider the adoption of an incentive-based senior executive compensation plan to cover appropriate senior executive personnel of 3COM and its affiliates, including Mr. Cowell, provided that the compensation payable to Mr. Cowell under any such incentive-based senior executive compensation plan shall not be less favorable than the compensation payable to Mr. Cowell under the Bonus Program set forth as Exhibit A attached hereto with respect to the 1998 Fiscal Year of 3COM. Mr. Cowell hereby acknowledges and agrees that any salary and bonus amounts paid to Mr. Cowell under the new incentive-based senior executive compensation plan shall be credited against the salary and bonus amounts required to be paid to Mr. Cowell pursuant to Section 2 of the Employment Agreement.

     (e) ADDITIONAL TERMINATION BENEFITS. The Parent Corporation, the Company and 3COM hereby agree that, upon the termination of the Employment Term for any reason other than Mr. Cowell's death (i) Mr. Cowell shall be deemed to have "retired" for purposes of all employee benefit plans of 3COM and its affiliates, including without limitation health, retirement and any other plans providing post-employment benefits, and (ii) for each of the three successive twelve-month periods immediately following such termination, Mr. Cowell or his designee shall be entitled to receive, and 3COM shall pay at the commencement of each such period, a liquidated amount of $50,000 to reflect the anticipated costs to Mr. Cowell or such designee of obtaining reasonable and appropriate office space and support services.


     7. Section 4(f)(ii) of the Employment Agreement is hereby amended as of the effective time of the merger to read in its entirety as set forth below:

     "(ii) TERMINATION BY COMPANY OR BY MR. COWELL FOR GOOD REASON. If 3COM (or any of its affiliates) breaches this Agreement by terminating the Employment Term, other than pursuant to Subsections (a) (cause), (b) (death) or
(c) (disability) of Section 5 herein, including but not limited to termination without "cause" (as such term is defined in Subsection (a) of Section 5 herein), or if Mr. Cowell terminates the Employment Term for Good Reason, as such term is defined in Subsection (d)(i) of Section 5 herein, then 3COM shall pay as severance compensation to Mr. Cowell an amount equal to the sum of (1) Mr. Cowell's annual base salary in effect as of the Date of Termination, multiplied by three, plus (2) the greater of (A) the sum of all cash bonuses actually received by Mr. Cowell with respect to the three full Fiscal Years of the Parent

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Corporation and the Company ended on September 29, 1996 and (B) the sum of all cash bonuses actually received by Mr. Cowell with respect to the then most recent three full Fiscal Years of either 3COM or the Parent Corporation (disregarding the partial Fiscal Year of the Parent Corporation in which the Merger occurs), in each case less the amount of cash bonuses, if any, theretofore paid to him with respect to the Fiscal Year in which such termination occurs. Such severance compensation shall be payable in cash in a lump on or before the fifteenth (15th) day following the Date of Termination; provided, however, that where Sections 280G and Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"), are applicable, then such severance pay shall amount to one dollar less than the maximum amount that Mr. Cowell may receive without having such payment be treated as an excess parachute payment under Section 280G of the Code. Such severance compensation shall not be subject to mitigation or offset due to other earnings of Mr. Cowell."

     8. Section 13(a) of the Employment Agreement is hereby amended as of the effective time of the Merger to provide that the address designated with respect to each of the Company, the Parent Corporation and 3COM shall be as set forth below:

                          "3COM Corporation
                          5400 Bayfront Plaza
                          Santa Clara, California 95052
                          Attention:  General Counsel"

     9. 3COM hereby acknowledges and agrees that, by this Amendment, it shall become a party to and fully responsible under the Employment Agreement, effective as of the effective time of the Merger. The parties acknowledge and agree that no provisions of this Amendment shall become effective until the effective time of the Merger and that, effective as of the effective time of the Merger, except as otherwise expressly provided herein, (a) 3COM shall automatically, without any further action on its part, assume all of the rights and obligations of the Company and the Parent Corporation pursuant to the Employment Agreement, as amended hereby, (b) all references in the Employment Agreement to "the Company," "the Parent Corporation" and "U.S. Robotics" shall be deemed to be references to "3COM," (c) all references in the Employment Agreement to the "Board of Directors of the Parent Corporation" shall be deemed to be references to the "Board of Directors of 3COM," (d) all references in the Employment Agreement to the "Stock Option and Compensation Committee" shall be deemed to be references to the "Compensation Committee" of 3COM, (e) all references in the Employment Agreement to "Fiscal Year" shall be deemed to be references to the "Fiscal Year of 3COM."

     10. This Amendment may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Amendment,

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and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Illinois without regard to principles of conflicts of law.

     11. All provisions of the Employment Agreement shall at all times remain in full force and effect, as amended hereby, and as so amended each of the parties hereto hereby acknowledges and confirms all of its respective rights and obligations thereunder.

                                *  *  *  *  *  *



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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.



                                              U.S. ROBOTICS CORPORATION



                                              / s /  George A. Vinyard
                                              ---------------------------------
                                              Name:  George A. Vinyard
                                              Title:  Vice President



                                              U.S. ROBOTICS ACCESS CORP.



                                              / s /  George A. Vinyard
                                              ---------------------------------
                                              Name:  George A. Vinyard
                                              Title:  Vice President



                                              3COM CORPORATION



                                              / s /  Janice M. Roberts
                                              ---------------------------------
                                              Name:  Janice M. Roberts
                                              Title:  Senior Vice President




                                              / s /  Casey Cowell
                                              ---------------------------------
                                                     Casey Cowell

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                                                                       EXHIBIT A

                                 BONUS PROGRAM

The Parent Corporation's current bonus will be closed out at the time of the Merger. In the quarter of the Merger, the bonus will be paid as though analyst estimates were achieved. The payment will be pro-rated for the performance period in the quarter.

From the time of the Merger until 5/31/98, the bonus will be based on quarterly pre-tax income targets without quarterly holdbacks. The first quarter will be pro-rated based on the time of the Merger.


          Quarter                         Pre-tax income Threshold
            Q1                                       75%
            Q2                                       80%
            Q3                                       85%
            Q4                                       85%

For purposes of determining the pre-tax income thresholds and targets, "pre-tax income" means the net income of 3COM, determined before the payment of federal and state income taxes, calculated in accordance with GAAP, excluding any extraordinary and other non-recurring items.

Between the threshold and the target the bonus will be paid at the minimum level indicated below.

For every percentage point the target earnings are exceeded the bonus will grow 1.6%.

No targets below current financial expectations.

                                EMPLOYMENT TERMS



   Name                 Current Base    Min Base ($000)    Min Bonus/ Qtr        Non-Comp.
                           ($000)                              ($000)
Mr. Cowell                 $950             $650                $375              2 yrs



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